Resolution

Rule 144 Stock Purchase by Officers

WHEREAS, in the judgement of the Board of Directors, it is in the best interest of the Corporation to issue 5,000,000 shares of Rule 144 stock to Sonny Wooley and Timothy G. Byrd, Sr. for $35,000.00 each under their Officer Retention Compensation Agreements.

The undersigned hereby certifies that she is the duly elected and qualified Secretary and the custodian of the books and records and seal of Consolidated Minerals Management, Inc., a corporation duly formed pursuant to the laws of the state of Montana, and that the foregoing is a true record of a resolution duly adopted at a meeting of the Board of Directors and that said meeting was held in accordance with state law and the Bylaws of the above-named Corporation on December 8, 2006 and that said resolution is now in full force and effect without modification or recission.

IN WITNESS WHEREOF, I have executed my name as Secretary and have hereunto affixed the corporate seal of the above-named Corporation this 8th day of December, 2006.

A TRUE RECORD
ATTEST

Peggy Behrens, Secretary